r

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Spruce Biosciences, Inc.
(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2025

EXPLANATORY NOTE

On April 28, 2025, Spruce Biosciences Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission relating to its Annual Meeting of Stockholders to be held on Monday, June 9, 2025 at 10:00 a.m., Pacific Time (the “Annual Meeting”). The Company is providing this supplement to the Proxy Statement (this “Supplement”) to, among other things, (1) change the date and time of the Annual Meeting to July 22, 2025 at 11:00 a.m. Pacific Time, (2) change the Record Date to May 30, 2025, (3) change the mailing date of the Proxy Statement to June 6, 2025, (4) update the voting approval standard relating to the Reverse Stock Split Proposal and (5) make other conforming edits to the Proxy Statement. This Supplement should be read together with the Proxy Statement. Any terms used and not defined herein have the meanings assigned to them in the Proxy Statement. Except as set forth herein, this Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement. From and after the date hereof, any reference to the Proxy Statement is to the Proxy Statement as supplemented hereby.

Revised Text of the Proxy Statement

1. Stockholder Letter from CEO

The stockholder letter on the pages after the cover page of the Proxy Statement and before the Table of Contents shall be amended and restated as follows:

SPRUCE BIOSCIENCES, INC.
611 Gateway Boulevard, Suite 740
South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On July 22, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Spruce Biosciences, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Tuesday, July 22, 2025, at 11:00 a.m. (Pacific Time). The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/SPRB2025. You will not be able to attend the meeting in person. The Annual Meeting is being held for the following purposes:

1.
To elect the three Class II directors named below to hold office until the Company’s 2028 annual meeting of stockholders (“Proposal 1”).

Nominees:

Percival-Baretto-Ko
Bali Muralidhar, M.D., Ph.D.
Daniel Spiegelman

2. To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, P.C. as the independent registered public accounting firm of the Company for the Company’s fiscal year ending December 31, 2025 (“Proposal 2”).

3. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of the Company's common stock by a ratio of between one-for-fifty and one-for-one hundred, with the exact ratio to be determined by the Board in its sole discretion and with such Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion (“Proposal 3” or the “Reverse Stock Split Proposal)”;

4. To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3 (the “Adjournment Proposal”); and

5. To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/SPRB2025 and entering the 16-digit Control Number included in your Notice of Internet Availability or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 10:45 a.m. Pacific Time, on Tuesday, July 22, 2025.

The record date for the Annual Meeting is May 30, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. The proxy materials, including this Proxy Statement and our 2024 Annual Report, are being distributed and made available on or about June 6, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on
July 22, 2025 at 11:00 a.m. (Pacific Time).

The Proxy Statement and Annual Report to stockholders are available at www.proxyvote.com.

By Order of the Board of Directors

Javier Szwarcberg, M.D., MPH
Chief Executive Officer
South San Francisco, California
June 6, 2025

You are cordially invited to virtually attend the Annual Meeting online. Whether or not you expect to virtually attend the Annual Meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.

Even if you have voted by proxy, you may still vote online if you virtually attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

2. Questions and Answers about these Proxy Materials and Voting

The date of “June 9, 2025” throughout this section shall be replaced with “July 22, 2025”.

The time of “10:00 a.m. Pacific Time” throughout this section shall be replaced with “11:00 a.m. Pacific Time”.

The date of “April 28, 2025” throughout this section shall be replaced with “June 6, 2025”.

The date of “April 10, 2025” throughout this section shall be replaced with “May 30, 2025”.

The text “one-for-five and one-for-thirty” throughout this section shall be replaced with “one-for-fifty and one-for-one hundred”.

The date of “June 8, 2025” throughout this section shall be replaced with “July 21, 2025”.

The response under “How many votes do I have?” on page 3 shall be replaced in its entirety with the following:

“On each matter to be voted upon, you will have one vote for each share of common stock you own as of the Record Date. For Proposal 3, the holder of our outstanding share of Series A Preferred Stock as of the Record Date will have 22,000,000 votes for such share, and such share must be voted in accordance with the Purchase Agreement (as defined in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 29, 2025, the “May 29th Current Report”) and the Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Series A Certificate of Designation”) filed with the Secretary of State of the State of Delaware on May 28, 2025. For the sake of clarity, the share of Series A Preferred Stock will have no voting power for Proposal 1, Proposal 2 and Proposal 4. For further information regarding the Purchase Agreement and the Series A Certificate of Designation, please refer to the May 29th Current Report.”

The response under “Will a list of record stockholders as of the record date be available?” on page 5 be replaced in its entirety with the following:

“For the ten days ending the day prior to the Annual Meeting, a list of our record stockholders as of the close of business on the Record Date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning July 12, 2025 and until the meeting, stockholders should email investors@sprucebio.com.”

The response under “When are stockholder proposals and director nominations due for next year’s annual meeting?” on page 5 be replaced in its entirety with the following:

“To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 6, 2026, to 611 Gateway Boulevard, Suite 740, South San Francisco, California 94080, Attention: Corporate Secretary. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so between March 24, 2026 and April 23, 2026. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b). You are also advised to review the Company’s amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations. The timely submission of a proposal (including a director nomination) does not guarantee its inclusion in the Company’s proxy materials.”

The response under “How many votes are needed to adopt or approve each proposal and how will votes be counted?” on page 6 be replaced in its entirety with the following:

“The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold Votes, as applicable	Effect of Broker Non- Votes
1	Director Election Proposal

Directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of director.

			FOR or WITHHOLD with respect to each of the two director nominees	No effect	No effect
2	Auditor Ratification Proposal

Affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders.

			FOR, AGAINST, or ABSTAIN	Against	Not applicable (1)
3	Reverse Stock Split Proposal	Affirmative vote of the majority of shares outstanding as of the Record Date and entitled to vote generally on the subject matter shall be the act of the stockholders.	FOR, AGAINST, or ABSTAIN	Against	Not applicable (1)
4	Adjournment Proposal

Affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders.

			FOR, AGAINST, or ABSTAIN	Against	Not applicable (1)

(1)

 NYSE has advised us that this proposal should be considered a “routine” matter under NYSE rules. Although our shares are not listed with the NYSE, the NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker that holds your shares, we believe your broker should have discretionary authority under NYSE rules to vote your shares on this proposal absent additional instructions from you. Given such discretionary authority, we do not anticipate broker non-votes for this proposal.”

3. Proposal 3 Reverse Stock Split

The entirety of the text on pages 22 through 32 of the Proxy Statement shall be amended and restated as follows:

Proposal 3
Reverse Stock Split

Overview

The Board has approved and declared advisable an amendment to our Amended and Restated Certificate of Incorporation to combine the outstanding shares of our Common Stock into a lesser number of outstanding shares, a so-called “reverse stock split.” If approved by the stockholders as proposed, the Board would have the sole discretion to effect the Reverse Stock Split at any time after approval of such amendment and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than one-for-fifty and not more than one-for-one hundred, inclusive.

We believe that enabling the Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide our Board with the flexibility to react to then-current conditions and to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the ratio, the Board may consider, among other things, factors such as: the historical trading price and trading volume of our common stock; the number of shares of our common stock outstanding; the then-prevailing trading price and trading volume of our common stock; the anticipated impact of the Reverse Stock Split on the trading market for our common stock; potential financing opportunities; and prevailing general market and economic conditions.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of a Certificate of Amendment setting forth the Reverse Stock Split (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, or at the later time set forth in the Certificate of Amendment. The exact timing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. However, the text of the proposed amendments is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to effect the proposed amendment of our Certificate of Incorporation. Any amendment to our Certificate of Incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by the Board, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

Our primary objective in effectuating the Reverse Stock Split would be to attempt to raise the per-share trading price of our common stock to meet Nasdaq’s minimum listing requirements, which include, among other things, that our common stock have a per share bid price that is greater than or equal to $1.00 per share, and to maintain such minimum requirement for the longer term. On the Record Date, the closing bid price for our common stock on the over-the-counter market was $.0654 per share. The Board also believes that a higher stock price may increase trading volume in our common stock and facilitate future financings by the Company.

Nasdaq Listing Requirements

As previously disclosed, on April 26, 2024, the Company received a deficiency letter (the “Nasdaq Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price of the Company’s common stock had not been maintained at the minimum required closing bid price of at least $1.00 per share, as required for continued listing pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Also as previously reported, on October 24, 2024, the Company received an additional notification from the Listing Qualifications Staff of Nasdaq notifying the Company that the staff had approved the Company’s application to list its stock on the Nasdaq Capital Market, that the Company’s securities would be transferred to the Nasdaq Capital Market at the opening of business on October 28, 2024, and that the Company would be eligible for an additional 180 calendar day period, or until April 21, 2025, to regain compliance with the Bid Price Rule.

On April 22, 2025, the Company received a written notification (the “Delisting Notice”) from Nasdaq that as a result of the Company’s ongoing failure to comply with the Bid Price Rule, the Company’s common stock will be delisted from Nasdaq and trading in the Company’s stock will be suspended at the open of trading on April 29, 2025. In connection with the delisting and suspension, the Company expects that Nasdaq will file a Form 25-NSE with the SEC, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company appealed Nasdaq’s determination to its Hearings Panel pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. However, pursuant to Nasdaq Listing Rule 5815(a)(1)(B)(ii)(d), a timely request for a hearing will not stay the trading suspension of the Company’s common stock as the Company was afforded the second 180 days compliance period described in Nasdaq Listing Rule 5810(c)(3)(A)(ii) and failed to regain compliance with the Bid Price Rule during such period. On May 8, 2025, the Company submitted an initial written submission to the Hearings Panel in support of its appeal. On May 19, 2025, the Company received a memorandum (the “Hearing Memorandum”) from the Nasdaq Listing Qualification Staff, which expressed their belief to the Hearings Panel that the delisting determination should be upheld. Consequently, the Company responded to the Hearing Memorandum in a supplemental written submission to the Hearings Panel on May 27, 2025. On May 29, 2025, the Company appeared before the Hearing Panel and presented arguments in support of its appeal. The Company is awaiting Nasdaq’s determination as to whether the suspension will be lifted.

As a result of the suspension in trading, on April 29, 2025 the Company’s common stock began trading publicly on the over-the-counter market under its existing symbol “SPRB”. The over-the-counter market is generally considered to have less trading volume and to be a less efficient market than the Nasdaq, making it more difficult for us to raise additional capital through the public or private sale of equity securities and for investors to dispose of or obtain accurate quotations as to the market value of our common stock. Many investors may be unable to buy or sell our common stock due to difficulty in accessing the over-the-counter market, policies preventing them from trading in securities not listed on a national exchange, or other reasons. Moreover, our common stock may come within the definition of “penny stock” under the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. These requirements may reduce trading activity in the secondary market for our common stock and may impact the ability or willingness of broker-dealers to sell our securities which could limit the ability of stockholders to sell their securities in the public market and limit our ability to attract and retain qualified employees or raise additional capital in the future.

The Reverse Stock Split is a key component in our plan to regain and sustain compliance with the Nasdaq listing requirements. Accordingly, the Board recommended that our stockholders approve the Reverse Stock Split Proposal to effect the Reverse Stock Split and directed that this proposal be submitted to our stockholders for approval at the Annual Meeting, including for the reasons discussed below.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in and Potential Financing for the Company

An increase in our stock price may make our common stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors and investment funds have policies prohibiting them from holding lower-priced stocks or stocks not traded on a national securities exchange in their portfolios, which reduces the number of potential purchasers of our common stock. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board the ability to effect the Reverse Stock Split, and thereby increase the price of our common stock, would give the Board the ability to address these issues if it is deemed necessary.

Improve the Perception of Our Common Stock as an Investment Security

The Board believes that effecting the Reverse Stock Split is one potential means of increasing the share price of our common stock to improve the perception of our common stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our common stock, but also our market liquidity.

Increase the Number of Shares of Common Stock Available for Issuance

The Board believes that the effective increase our available for issuance shares of common stock that would result from a Reverse Stock Split is necessary in order to provide us with the flexibility to issue additional shares in the future on a timely basis in connection with potential financings, strategic relationships, business combinations and strategic transactions, among other purposes, without the potential delay and expense associated with convening a special meeting of the stockholders. We have funded our operations to date primarily from the issuance and sale of our securities, and we currently have a limited number of authorized and unreserved shares that are available for future issuance.

In particular, the report of our independent registered public accounting firm that accompanies our audited consolidated financial statements for the year ended December 31, 2024 contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. As discussed in our Annual Report, based on our current operating plan, the Company’s cash and cash equivalents of $38.8 million as of December 31, 2024 will be insufficient to fund its planned operations and debt obligations for at least 12 months following the filing date of the Annual Report. The Company’s ability to continue as a going concern will require the Company to raise additional capital to fund the Company's operations and there can be no assurance that additional financing will be available to the Company or that such financing, if available, will be available on terms acceptable to the Company. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. Our estimate as to how long we expect our existing cash and cash equivalents to be available to fund our operations is based on assumptions that may prove inaccurate, and we could use our available capital resources sooner than we currently expect. In addition, changing circumstances may cause us to increase our spending significantly faster than we currently anticipate, and we may need to spend more money than currently expected because of circumstances beyond our control. If we are unable to raise sufficient additional capital in the very near term, our current cash, cash equivalents and restricted cash would be insufficient to sustain our operations and, among other things, stockholder value would be harmed. Accordingly, if our stockholders do not approve this proposal, we will be limited in our ability to raise additional capital, which would materially and adversely affect our financial condition and our ability to continue as a going concern may be materially and adversely affected. Even if this proposal is approved by our stockholders, there is no assurance that we will be successful in raising additional financing. Based on our current business plans, we will continue to require additional capital in the very near term to fund our operating expenses and capital expenditure requirements, or we may need to further curtail or cease operations.

Our success also depends in part on our continued ability to attract, retain and motivate highly qualified directors, management and key personnel. If the Reverse Stock Split Proposal is not approved by our stockholders, the lack of available authorized shares of common stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals. In short, if our stockholders do not approve this proposal, we may not be able to access the capital markets, complete corporate collaborations or partnerships, attract, retain and motivate directors and employees, and pursue other business opportunities integral to our growth and success. The effective increase in the number of available shares of common stock upon approval and implementation of a Reverse Stock Split will not, by itself, have an immediate dilutive effect on our current stockholders. However, if this proposal is approved, unless otherwise required by applicable law or stock exchange rules, the Board will be able to issue additional shares of common stock from time to time in its discretion without further action or authorization by the stockholders. The newly available authorized shares of common stock would be issuable for any proper corporate purpose, including capital raising transactions of equity or convertible debt securities, the establishment of collaborations or other strategic agreements, stock splits, stock dividends, issuance under current or future equity incentive plans, future acquisitions, investment opportunities, or for other corporate purposes. The future issuance of additional shares of common stock or securities convertible into our common stock may occur at times or under circumstances that could result in a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of the present holders of our common stock.

Other than future issuances under our 2020 Equity Incentive Plan, 2016 Equity Incentive Plan, outstanding warrants, possible issuances of equity, convertible debt, or other securities, and the possible issuance of securities exercisable for our common stock to banks or other financial institutions, the Board currently has no specific plans, arrangements or understandings to issue the additional authorized shares of common stock that will effectively result from approval and implementation of a Reverse Stock Split. As of the date of this proxy statement, we have a sufficient number of authorized shares of common stock under our Amended and Restated Certificate of Incorporation, as amended, as presently in effect to issue shares of common stock upon the exercise of all outstanding equity-linked obligations as they come due.

The Reverse Stock Split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the reverse stock split. However, the Reverse Stock Split would have the effect of increasing the number of shares of common stock available for issuance. As of the Record Date, the number of authorized shares of our common stock was 200,000,000 shares.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and selecting the exchange ratio, the Board will consider various factors such as:

•
the total number of shares of common stock outstanding;
•
the requirements to regain Nasdaq listing of our common stock;
•
the historical trading price and trading volume of our common stock;
•
the then prevailing trading price and trading volume for our common stock;
•
the anticipated impact of the Reverse Stock Split on the trading price of and market for our common stock;
•
potential financing opportunities;
•
prevailing general market and economic conditions; and
•
whether and when our Board desires to have the additional authorized but unissued shares of common stock that will effectively result from the implementation of a Reverse Stock Split when available to provide the flexibility to use our common stock for business and/or financial purposes.

Subject to approval of this proposal by our stockholders, the Board will have sole discretion as to any implementation of, and the exact timing and actual ratio of, the Reverse Stock Split within the range of ratios specified in this proposal. The Board may also determine that the Reverse Stock Split is no longer in the best interests of our Company and our stockholders and decide to abandon the Reverse Stock Split at any time before, during or after the Annual Meeting and prior to its effectiveness, without further action by the stockholders.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a lasting increase in the per share price of our common stock.

The Company cannot predict whether, or for how long, the Reverse Stock Split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•
the market price per share will achieve the $1.00 minimum bid price requirement for a sufficient period for our common stock to regain listing of our common stock on Nasdaq;
•
we would otherwise meet the requirements that would allow us to regain listing of our common stock on Nasdaq;
•
the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the effective time of the Reverse Stock Split (the “Effective Time”);
•
the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower-priced stocks or stocks not traded on a national securities exchange;
•
the Reverse Stock Split will result in a per share price that will increase the ability of the Company to attract and retain employees; and
•
the Reverse Stock Split would promote greater liquidity for our stockholders with respect to their shares.

In addition, the Reverse Stock Split would reduce the number of outstanding shares of our common stock without reducing the number of shares of available but unissued common stock, increasing the number of authorized but unissued shares of common stock. Therefore, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock following the Reverse Stock Split. The effective increase in the authorized number of shares of our common stock as a result of a Reverse Stock Split could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if this proposal is approved and a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price. The Board also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

In addition, the Board may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our Certificate of Incorporation, applicable law, or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock.

The market price of our common stock will also be based on the performance of the Company and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of the Reverse Stock Split.

Principal Effects of a Reverse Stock Split

The table below illustrates certain, but not all, possible reverse stock split ratios, together with the implied number of issued and outstanding shares of the common stock resulting from implementation of the Reverse Stock Split based on 42,231,285 shares of the common stock outstanding as of the Record Date.

	Current	After Reverse Stock Split if 50:1 Ratio is Selected(1)	After Reverse Stock Split if 60:1 Ratio is Selected(1)	After Reverse Stock Split if 70:1 Ratio is Selected(1)	After Reverse Stock Split if 80:1 Ratio is Selected(1)	After Reverse Stock Split if 90:1 Ratio is Selected(1)	After Reverse Stock Split if 100:1 Ratio is Selected(1)
Shares of common stock issued and outstanding	42,231,285	844,625	703,854	603,304	527,891	469,236	422,312
Common stock issuable upon exercise of stock options	3,221,657	64,433	53,694	46,023	40,270	35,796	32,216
Common Stock issuable upon exercise of warrants	14,794,341	295,886	246,572	211,347	184,929	164,381	147,943
Common stock issuable upon vesting of restricted stock units	1,911,424	38,228	31,857	27,306	23,892	21,238	19,114
Common stock reserved under the 2020 Plan for future grants	4,743,183	94,863	79,053	67,759	59,289	52,702	47,431
Common Stock reserved under the 2020 ESPP	1,349,079	26,981	22,484	19,272	16,863	14,989	13,490
Authorized but unissued and reserved	131,749,031	2,634,980	2,195,817	1,882,129	1,646,862	1,463,878	1,317,490

(1) Excludes the effect of fractional share treatment.

We are exploring various sources of financing, including through potential future sales of common stock or other securities. There can be no assurance, however, even if the Reverse Stock Split is approved and implemented, that any financing transaction would be undertaken or completed. If we are unable to successfully raise sufficient additional capital, through future sales of common stock or other securities or through strategic and collaborative arrangements, we will not have sufficient cash to fund our planned business operations and or may not be able to continue as a going concern.

As of the Record Date, we had 42,231,285 shares of common stock issued and outstanding, 3,221,657 shares of common stock reserved for issuance upon the exercise of outstanding options, 1,911,424 shares reserved for issuance upon vesting of restricted stock units, 14,794,341 shares of common stock reserved for issuance upon the exercise of outstanding warrants, no shares of common stock reserved for future issuance under the Company’s 2016 Equity Incentive Plan, 4,743,183 shares of common stock reserved for future issuance under the Company’s 2020 Equity Incentive Plan and 1,349,079 shares of common stock reserved for future issuance under the Company’s 2020 Employee Stock Purchase Plan. As of the Record Date, we have one share of preferred stock outstanding, which would not change with the effectiveness of the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares of our common stock held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of our registered holders of common stock may hold some or all of their shares of our common stock electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares of our common stock electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender their certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange their Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for the appropriate number of shares of post-Reverse Stock Split common stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of a Reverse Stock Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock during regular trading hours for the five consecutive trading days immediately preceding the Effective Date (with such average closing sales prices being adjusted to give effect to a Reverse Stock Split) (“Fractional Share Payment”). After such Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect of the Reverse Stock Split on Outstanding Stock Options, Warrants, and Employee Plans

Based upon the reverse stock split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options and warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio.

Potential Effects of the Reverse Stock Split

If our stockholders approve the Reverse Stock Split and the Board effects it, the number of shares of common stock authorized and issued and outstanding will be reduced due to the Reverse Stock Split, depending upon the ratio determined by the Board. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described above in “- Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive the Fractional Share Payment automatically and without any action by the holder. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the terms of the common stock. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock will remain fully paid and non-assessable. The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. If a Reverse Stock Split is effected, then after the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates for our common stock with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described above under “- Procedure for Implementing the Reverse Stock Split.” The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

Accounting Matters

The proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that generally are expected to be applicable to U.S. Holders (as defined below) of our common stock who hold their common shares, both before and after the Reverse Stock Split, as capital assets within the meaning of Section 1221 of Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This summary is based on provisions of the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to these laws could alter the tax consequences described below, possibly with retroactive effect, which may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed below.

This discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder. This discussion does not address the tax consequences which may apply to stockholders subject to special rules, such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities, real estate investment trusts, regulated investment companies, stockholders who hold their pre-Reverse Stock Split shares through individual retirement or other tax-deferred accounts, stockholders who are not U.S. Holders (as defined below), stockholders who have a functional currency other than the U.S. dollar, partnerships, S corporations or other entities or arrangements classified as partnerships or disregarded entities for U.S. federal income tax purposes (or persons holding our common stock through such entities), stockholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, conversion transaction or other integrated or risk reduction transaction, stockholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Code or Section 1244 stock for purposes of Section 1244 of the Code, stockholders who acquired their common stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code, or stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation.

In addition, this summary does not address: (a) the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split; (b) any U.S. federal non-income tax consequences of the Reverse Stock Split, including estate, gift or other tax consequences; (c) any state, local or non-U.S. tax consequences of the Reverse Stock Split; (d) the application of the alternative minimum tax, the Medicare contribution tax on net investment income, or the special tax accounting rules under Section 451(b) of the Code, or (e) tax consequences to holders of options, warrants or similar rights to acquire our common stock. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:

•
an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;
•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Tax Consequences of the Reverse Stock Split

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. In general, the U.S. federal income tax consequences of a Reverse Stock Split will vary depending upon whether a U.S. Holder receives cash for fractional shares or solely a reduced number of shares of common stock in exchange for its pre-Reverse Stock Split shares of common stock. A U.S. Holder that receives solely a reduced number of shares of common stock generally will not recognize gain or loss in the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock and such U.S. Holder’s holding period in the reduced number of shares will include the holding period in its pre-Reverse Stock Split shares of common stock exchanged. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

No gain or loss will be recognized by the Company as a result of the proposed Reverse Stock Split.

Cash in Lieu of Fractional Shares

A U.S. Holder that receives cash in lieu of a fractional share as a result of the Reverse Stock Split will be treated as having received the fractional shares pursuant to the Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by the Company and generally should recognize gain or loss equal to the difference, if any, between the amount of cash received in lieu of fractional shares and the stockholder’s adjusted basis allocable to the fractional share interests. Such gain or loss will be a long-term capital gain or loss if the pre-Reverse Stock Split shares were held for more than one year. Long-term capital gains of individuals are generally subject to tax at reduced rates. There are limitations on the deductibility of capital losses under the Code. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock decreased by the basis allocated to the fractional share for which such U.S. Holder is entitled to receive cash, and the holding period of the reduced number of shares of common stock received should include the holding period of the pre-Reverse Stock Split shares of common stock exchanged.

Information Reporting and Backup Withholding

A holder of shares of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. To avoid backup withholding, each holder of shares of common stock that does not otherwise establish an exemption should provide its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely and properly furnished to the Internal Revenue Service. Holders of shares of common stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.

The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of the Reverse Stock Split them, including record retention and tax-reporting requirements, and the applicability and effect of any U.S. federal, state, local and non-U.S. tax laws.

THE FOREGOING IS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

Amendment Effective Date

If the proposed amendment to the Certificate of Incorporation as described in this Proposal No. 3 is approved by the stockholders, upon the Board’s determination, if any, to effectuate the Reverse Stock Split and of the ratio (within the range approved pursuant to this Proposal No. 3) of such Reverse Stock Split, the Company will file the Certificate of Amendment reflecting the adopted amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment will be effective upon its filing or at such later time as specified in the Certificate of Amendment. If the stockholders do not approve this Proposal No. 3, the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware.

Dissenters’ Rights

No dissenters’ rights are available under the General Corporation Law of the State of Delaware or under the Certificate of Incorporation or the Bylaws to any stockholder who dissents from this Proposal No. 3.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide stockholders with any such right.

Interests of Directors and Executive Officers

Our directors and executive officers do not have substantial interest, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of common stock, Series A Preferred Stock or any other of our securities.

The Board Recommends
a Vote in Favor of Proposal 3.

4. Security Ownership of Certain Beneficial Owners and Management

The entirety of this section will be amended and restated as follows:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of May 30, 2025 (the “Ownership Measurement Date”) by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•
each of our directors, including the nominees named herein;
•
each of our named executive officers; and
•
all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a stockholder and the percentage ownership of such stockholder, we deemed to be outstanding all shares subject to options held by the stockholder that are currently exercisable or exercisable as of July 29, 2025, which is 60 days after the Ownership Measurement Date. These shares are deemed to be outstanding and beneficially owned by the stockholder holding such options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder. Except as indicated by the footnotes below and subject to community property laws where applicable, we believe, based on information furnished to us, that the stockholders named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. This table is based upon information supplied by officers and directors and Schedules 13D and 13G filed with the SEC.

Applicable percentage ownership is based on 42,231,285 shares of our common stock outstanding as of the Ownership Measurement Date

Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Spruce Biosciences, Inc., 611 Gateway Boulevard, Suite 740, South San Francisco, California 94080.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Holders:
Entities affiliated with Rock Springs Management LP(1)	3,437,125	8.0%
Abingworth Bioventures VII LP(2)	2,989,018	7.1%
HealthCap VIII, L.P.(3)	2,977,621	7.1%
Armistice Capital Master Fund Ltd.(4)	2,169,245	5.1%

Named Executive Officers and Directors:
Javier Szwarcberg, M.D., MPH(5)	1,248,441	2.9%
Samir Gharib(6)	786,726	1.8%
Michael Grey(7)	441,828	1.0%
Ralph William Charlton III, M.D., M.A.S.(8)	161,339	*
Camilla V. Simpson, M.Sc.(9)	157,617	*
Daniel Spiegelman(10)	123,565	*

Kirk Ways, M.D., Ph.D.(11)	100,625	*
Bali Muralidhar, M.D., Ph.D.(12)	92,500	*
Percival Barretto-Ko(13)	73,333	*
Tiba Aynechi, Ph.D.(14)	82,500	*
All current executive officers and directors as a group (9 persons)(15)	3,107,135	7.0%

* Represents beneficial ownership of less than 1%.

(1) Consists of (i) 2,328,500 shares of common stock held by Rock Springs Capital Master Fund LP (“Master Fund”), (ii) 280,625 shares of common stock held by Four Pines Master Fund LP (“Four Pines”), (iii) 690,907 shares of common stock subject to warrants exercisable within 60 days of the Ownership Measurement Date held by Master Fund and (iv) 137,093 shares of common stock subject to warrants exercisable within 60 days of the Ownership Measurement Date held by Four Pines. Rock Springs Capital Management, LP (“RSCM”) serves as the investment manager to each of the Master Fund and Four Pines. Rock Springs Capital LLC (“RSC”) is the general partner of RSCM. Each of RSCM and RSC may be deemed to be the indirect beneficial owners of 2,726,689 shares of common stock, and may be deemed to have shared voting and dispositive power with respect to such shares. The address of RSCM and RSC is 650 South Exeter St., Suite 1070, Baltimore, MD 21202. The address of Master Fund is c/o Walkers Corporate Limited. Cayman Corporate Centre. 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands.

(2) Consists of (i) 2,896,518 shares of common stock held by Abingworth Bioventures VII LP (“Abingworth VII”) and (ii) 92,500 shares of common stock issuable upon the exercise of vested stock options held by Bali Muralidhar, a managing partner of Abingworth. The Carlyle Group Inc., which is a publicly traded entity listed on Nasdaq, is the sole shareholder of Carlyle Holdings I GP Inc., which is the sole member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which, with respect to the securities reported herein, is the managing member of CG Subsidiary Holdings L.L.C., which is the managing member of TC Group, L.L.C., which is the managing member of Carlyle Investment Management, L.L.C., which is the sole member of Carlyle Genesis UK LLC, which is the principal member of Abingworth LLP. Abingworth VII has delegated to Abingworth LLP all investment and dispositive power over the securities held of record by Abingworth VII. The shares subject to the options held by Dr. Muralidhar are deemed to be beneficially owned by Abingworth LLP. The number of shares beneficially owned by Abingworth LLP is limited by beneficial ownership limitations applicable to the exercise of warrants purchased in the Private Placement by Abingworth VII, which limit the number of shares such entity can beneficially own after the exercise of warrants to a maximum of 4.99% of our outstanding common stock, unless the holder changes such limitations upon written notice to us. As a result of such limitations, the number of shares beneficially owned does not include up to an aggregate of 828,000 shares of common stock issuable upon exercise of certain warrants purchased in the Private Placement by Abingworth VII. The address of Abingworth VII is c/o Abingworth LLP, 38 Jermyn Street, London SW1Y 6DN, U.K.

(3) Consists of 2,977,621 shares of common stock held by HealthCap VIII, L.P. HealthCap VIII GP SA, a Swiss registered L.C.C. (“HCSA”), is the sole general partner of the fund HealthCap VIII, L.P. (“HCLP”). HCSA has voting and dispositive power over the shares held by HCLP. HCSA disclaims beneficial ownership of such shares, except to the extent of their pecuniary interest therein. Fabrice Bernhard serves as General Manager of HCSA and each of Dag Richter and Daniel Schafer serves as Director of HCSA. Each of Messrs. Bernhard, Richter and Schafer may be deemed to share voting and investment power with respect to the shares held by HCLP except to the extent of their pecuniary interest therein. The number of shares beneficially owned by such entities is limited by beneficial ownership limitations applicable to the exercise of warrants purchased in the Private Placement by HCLP, which limit the number of shares HCLP can beneficially own after the exercise of warrants to a maximum of 4.99% of our outstanding common stock, unless the holder changes such limitations upon written notice to us. As a result of such limitations, the number of shares beneficially owned does not include up to an aggregate of 708,000 shares of common stock issuable upon exercise of certain warrants purchased in the Private Placement by HCLP. The address of HealthCap VIII, L.P. is c/o HealthCap VIII GP SA Avenue Villamont 23 – CH 1005, Lausanne, Switzerland.

(4) Consists of 2,169,245 shares of common stock held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund, and (ii) Steven Boyd, as the Managing Member of Armistice. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The number of shares beneficially owned by Armistice and Mr. Boyd is limited by beneficial ownership limitations applicable to the exercise of the warrants purchased in the Private Placement by the Master Fund, which limit the number of shares such entity can beneficially own after the exercise of warrants, to a maximum of 4.99% of our outstanding common stock, unless the holder changes such limitations upon written notice to us. As a result of such limitations, the number of shares beneficially owned does not include up to an aggregate of 3,546,000 shares of common stock issuable upon exercise of warrants purchased in the Private Placement by the Master Fund. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(5) Consists of 467,191 shares of our common stock held by Dr. Szwarcberg and 781,250 shares of our common stock subject to options exercisable within 60 days of the Ownership Measurement Date held by Dr. Szwarcberg.

(6) Consists of 350,550 shares of our common stock held by Mr. Gharib and 436,176 shares of our common stock subject to options exercisable within 60 days of the Ownership Measurement Date held by Mr. Gharib.

(7) Consists of 441,828 shares of our common stock subject to options exercisable within 60 days of the Ownership Measurement Date held by Mr. Grey.

(8) Consists of 161,339 shares of our common stock held by Dr. Charlton and no shares of our common stock subject to options exercisable within 60 days of the Ownership Measurement Date held by Dr. Charlton.

(9) Consists of 157,617 shares of our common stock subject to options exercisable within 60 days of the Ownership Measurement Date held by Ms. Simpson.

(10) Consists of 123,565 shares of our common stock subject to options exercisable within 60 days of the Ownership Measurement Date held by Mr. Spiegelman.

(11) Consists of 100,625 shares of our common stock subject to options exercisable within 60 days of the Ownership Measurement Date held by Dr. Ways.

(12) Consists of 92,500 shares of our common stock subject to options exercisable within 60 days of the Ownership Measurement Date held by Dr. Muralidhar.

(13) Consists of 73,333 shares of our common stock subject to options exercisable within 60 days of the Ownership Measurement Date held by Mr. Barretto-Ko.

(14) Consists of 82,500 shares of our common stock subject to options exercisable within 60 days of the Ownership Measurement Date held by Dr. Aynechi.

(15) Consists of (i) 817,741 shares of common stock held by our current directors and executive officers as a group and (ii) 2,289,394 shares of common stock issuable upon the exercise of stock options held by our current directors and executive officers that are exercisable within 60 days of the Ownership Measurement Date.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.

Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Due to administrative delays, each of Dr. Szwarcberg, Dr. Charlton and Mr. Gharib failed to timely file three Form 4 reports reflecting the vesting and net settlement of certain RSUs.

5. Appendix A

Appendix A of the Proxy Statement shall be amended and restated in its entirety as set forth below:

CERTIFICATE OF AMENDMENT
TO AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SPRUCE BIOSCIENCES, INC.

[________], 2025

Spruce Biosciences, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the corporation is “Spruce Biosciences, Inc.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on April 7, 2016 (as amended on October 14, 2020, the “Certificate of Incorporation”).

2. Article IV, Part A of the Certificate of Incorporation of the Corporation is amended and restated in its entirety to read as follows:

“Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 210,000,000 shares, consisting of (a) 200,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) and (b) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Effective as of 5:00 pm Eastern time, on the date this Certificate of Amendment to the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [______] shares of the Company’s Common Stock, par value $0.0001 per share, issued and outstanding shall automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall, upon surrender after the Effective Time of a certificate, which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, be entitled to receive cash for such holder’s fractional share based upon the closing sales price of the Corporation’s Common Stock on the date this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is filed with the Secretary of State of the State of Delaware.”

3. The foregoing amendment to the Certificate of Incorporation was duly approved by the Board.

4. Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted and approved in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

[Signature Page Follows]

____________

1 The stockholders are requested to adopt an amendment approving the combination of any whole number of shares of the Corporation’s Common Stock at any ratio between 50:1 and 100:1. By approving Proposal No. 3, stockholders are approving each whole number between 50 and 100 proposed by the Corporation’s Board of Directors for the ratio. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Corporation’s Board of Directors to be in the best interests of the Corporation and its stockholders. The other amendments will be abandoned pursuant to Section 242(c) of the

General Corporation Law of the State of Delaware. The Corporation’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

IN WITNESS WHEREOF, Spruce Biosciences, Inc. has caused this Certificate of Amendment to be duly executed and acknowledged in its name and on behalf by an authorized officer of the date first set forth above.

SPRUCE BIOSCIENCES, INC.
By:
Name:	Javier Szwarcberg, M.D., MPH
Title:	Chief Executive Officer

6. Signature Block

The date of “April 28, 2025” in the signature block on page 53 of the Proxy Statement shall be replaced with “June 6, 2025”

7. Proxy Card

The proxy card attached to the end of the Proxy Statement shall be amended and restated in its entirety as set forth below:

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 21, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SPRB2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 21, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76047-P35401 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPRUCE BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR ALL of the following nominees nominated by the Board of Directors:

	For All	Withhold All	For All Except
1. To elect the three Class II directors named below to hold office until the Company's 2028 annual meeting of stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Percival Barretto-Ko
02) Bali Muralidhar, M.D., Ph.D.
03) Daniel Spiegelman

The Board of Directors recommends you vote FOR proposals 2, 3 and 4, proposed by the Board of Directors:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V76048-P35401

SPRUCE BIOSCIENCES, INC.
Annual Meeting of Stockholders
July 22, 2025 11:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Javier Szwarcberg, Chief Executive Officer and Samir Gharib, President and Chief Financial Officer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SPRUCE BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Pacific Time on July 22, 2025, at the Virtual Stockholder Meeting at www.virtualshareholdermeeting.com/SPRB2025 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side